EXHIBIT 32.1

WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Global Imaging Systems, Inc. (the “Company”), each hereby certifies that, to his knowledge on the date hereof:

(a)	the Quarterly Report on Form 10-Q of the Company for the quarterly period ended June 30, 2003 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 8, 2003 Date	/s/ THOMAS S. JOHNSON Thomas S. Johnson, Chairman and Chief Executive Officer

August 8, 2003 Date	/s/ RAYMOND SCHILLING Raymond Schilling, Chief Financial Officer, Secretary, and Treasurer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document. This certification shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to liability under that section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act except to the extent this Exhibit 99 is expressly and specifically incorporated by reference in any such filing.

A signed original of this statement required by Section 906 has been provided to Global Imaging Systems, Inc. and will be retained by Global Imaging Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.